Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of March 17, 2015, by and among Ignyta, Inc., a Delaware corporation (the “Company”), and Cephalon, Inc., a Delaware corporation (the “Stockholder”). Each of the Company and the Stockholder may be referred to in this Agreement as a “Party,” and, collectively, as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings assigned such terms in Section 11 of this Agreement.

A.        The Company and the Stockholder are parties to that certain Subscription Agreement, dated as of March 17, 2015 (the “Subscription Agreement”), pursuant to which the Stockholder is purchasing an aggregate of 1,500,000 shares of Common Stock of the Company, $0.0001 par value per share (the “Subscription Shares”).

B.        The Company and the Stockholder are parties to that certain Asset Purchase Agreement, dated as of March 17, 2015 (the “Asset Purchase Agreement” and, together with the Subscription Agreement, the “Purchase Agreements”), pursuant to which the Stockholder is purchasing an aggregate of 1,500,000 shares of Common Stock of the Company, $0.0001 par value per share (the “Private Placement Shares” and, together with the Subscription Shares, the “Shares”).

C.        In connection with the transactions contemplated by the Purchase Agreements, and pursuant to the terms of the Purchase Agreements, the Parties desire to enter into this Agreement in order to grant to the Stockholder and certain of its permitted transferees certain registration rights covering the Shares, all in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Stockholder hereby agree as follows:

1.        Shelf Registration. So long as any Registrable Securities are outstanding, the Company shall take the following actions:

(a)        On or prior to the Filing Date, the Company shall use its best efforts to file with the Securities and Exchange Commission, and thereafter use its best efforts to cause to be declared effective as soon as practicable, but in any event on or prior to the Effectiveness Date, an initial registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Registrable Securities by the Holders thereof (the “Registration Statement”) from time to time in accordance with the methods of distribution (which shall include the ability to conduct an underwritten offering) set forth in the Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Shelf Registration”). Without the prior written consent of the Majority-in-Interest, no Registration Statement relating to the offer and sale of Registrable Securities shall register any transaction in any securities of the Company, other than the offer and sale of Registrable Securities by the Holders thereof. Notwithstanding the foregoing, if for any reason the Securities and Exchange Commission does not permit the Company to include any or all of the Registrable Securities in the initial Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the Holders, and/or the Securities and Exchange Commission informs the Company that certain of the selling stockholders would be deemed to be statutory underwriters, the Company agrees to use its best efforts to promptly file amendments to the initial Registration Statement as required by the Securities and Exchange Commission and/or withdraw the initial Registration Statement and file a new registration statement on Form S-1 or such other form available for registration of the Registrable Securities as a secondary offering (the “Long-Form Registration”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Securities and Exchange Commission and avoid the selling stockholders being deemed to be statutory underwriters; provided, however, that prior to such amendment or subsequent Registration Statement, the Company shall be obligated to use its best efforts to advocate with the Securities and Exchange Commission for the registration of all of the Registrable Securities and against the selling stockholders being deemed statutory underwriters in accordance with Commission Guidance, including without limitation, the Compliance and Disclosure Interpretations, “Securities Act Rules” No. 612.09, and the Securities Act. In the event the Company amends the initial Registration Statement or files a subsequent Registration Statement, as the case may be, the Company will use its best efforts to file with the Securities and Exchange Commission, as promptly as allowed by the Securities and Exchange Commission, Commission Guidance or the Securities Act, on one or more registration statements, those Registrable Securities not included in the initial Registration Statement as amended or the subsequent Registration Statement. The number of Registrable Securities that may be included in each such registration statement shall be allocated among the Holders thereof in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as is necessary to avoid the selling stockholders being deemed to be statutory underwriters, which reductions shall be applied to the Holders on a pro rata basis based on the total number of Registrable Securities held by such Holders. Notwithstanding anything herein to the contrary, if the Securities and Exchange Commission, by written comment, limits the Company’s ability to file, or prohibits or delays the filing of, a Registration Statement with respect to any or all the Registrable Securities which were not included in the initial Registration Statement (a “Subsequent Shelf Limitation”), the Company’s compliance with such limitation, prohibition or delay solely to the extent of such limitation, prohibition or delay shall not be a breach or default by the Company under this Agreement and shall not be deemed a failure by the Company to use “best efforts” as set forth above or elsewhere in this Agreement. Unless otherwise specifically stated herein, the term “Registration Statement” shall refer individually to the initial Registration Statement and to each subsequent Registration Statement, if any.

(b)         The Company shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until such time as all of the Registrable Securities covered by the Registration Statement have been sold thereunder or pursuant to Rule 144 or may be sold without restriction pursuant to Rule 144 including, without limitation, volume limitations and other restrictions of Rule 144 (the “Shelf Registration Period”); provided, however, that the requirement of continuous effectiveness may be waived with the consent of the Holders of the Majority-in-Interest. The Company shall be deemed not to have used its best efforts to keep the Registration Statement effective during the Shelf Registration Period if it voluntarily takes, or fails to take, any action that would directly result in Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during such period, unless such action is required by applicable law or except as provided in Section 3(a)(xii).

(c)        Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (i) the Registration Statement (as of the effective date of the Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) any related prospectus, preliminary prospectus or Free Writing Prospectus and any amendment thereof or supplement thereto, as of its date, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to any Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein.

(d)        The Company shall use its best efforts to cause the Registrable Securities included in the Registration Statement, pursuant to applicable listing requirements, to be listed on a National Securities Exchange as soon as practicable after the Registration Statement is declared effective by the Securities and Exchange Commission.

2.        Demand Registration.

(a)        Priority on Demand Registration. If (i) a Registration Statement has not been filed with the Securities and Exchange Commission on or prior to the Filing Date, (ii) the Registration Statement has not been declared effective by the Securities and Exchange Commission by the Effectiveness Date, or (iii) after the Registration Statement is declared effective by the SEC, it is suspended by the Company or ceases to remain continuously effective as to all Registrable Securities for which it is required to be effective, other than, in each case, within the time period(s) permitted by Section 3(g), a Majority-in-Interest of the Registrable Securities shall have the right to request that a Demand Registration be effected as an underwritten offering,by delivering to the Company a notice setting forth such request and the number of Registrable Securities sought to be disposed of by the Holders in such underwritten offering. All Holders proposing to participate in an underwriting shall (i) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting by a Majority-in-Interest of the Registrable Securities included in such offering, which underwriter(s) shall be reasonably acceptable to the Company, provided that, with respect to such underwriting agreement or any other documents reasonably required under such agreement, (A) no Holder shall be required to make any representation or warranty with respect to or on behalf of the Company or any other stockholder of the Company and (B) the liability of any Holder shall be limited as provided in Section 7(b) hereof, and (ii) complete and execute all questionnaires, powers-of-attorney, indemnities, opinions and other documents required under the terms of such underwriting agreement. If the managing underwriter(s) for an underwritten offering advise(s) the Company and the Holders in writing that the dollar amount or number of Registrable Securities which the Holders desire to sell, taken together with all other Common Stock or other securities which the Company desires to sell and the Common Stock or other securities, if any, as to which registration has been requested pursuant to written contractual piggyback registration rights held by other stockholders of the Company, if any, who desire to sell or otherwise, exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Threshold”), then the Company shall include in such registration: (1) first, the Registrable Securities (pro rata in accordance with the number of Registrable Securities which such Holders have requested be included in such underwritten offering, regardless of the number of Registrable Securities or other securities held by each such Person) that can be sold without exceeding the Maximum Threshold; (2) second, to the extent that the Maximum Threshold has not been reached under the foregoing clause (1), the Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Threshold; (3) third, to the extent that the Maximum Threshold has not been reached under the foregoing clauses (1) and (2), the Common Stock or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual arrangements, if any, with such Persons and that can be sold without exceeding the Maximum Threshold; and (4) fourth, to the extent that the Maximum Threshold has not been reached under the foregoing clauses (1), (2) and (3), the Common Stock that other stockholders desire to sell that can be sold without exceeding the Maximum Threshold to the extent that the Company, in its sole discretion, wishes to permit such sales pursuant to this clause (4).

A request for an underwritten offering may be withdrawn by Holders of a majority of the Registrable Securities proposed to be included in such offering prior to the consummation thereof, and, in such event, such withdrawal shall not be treated as a request for an underwritten offering which shall have been effected pursuant to the immediately preceding paragraph. In no event will a Demand Registration count as the Demand Registration unless at least fifty percent (50%) of all Registrable Securities requested to be registered in such Demand Registration by the Holders initiating such Demand Registration are, in fact, registered and sold in such registration.

(b)         The Company shall not be obligated to effect more than three (3) Demand Registrations (including any underwritten offering).

(c)         Notwithstanding any other provision of this Agreement, if any Commission Guidance sets forth a limitation of the number of Registrable Securities to be registered on a the Registration Statement pursuant to a Demand Registration (notwithstanding the Company’s best efforts to advocate with the Securities and Exchange Commission for the registration of all or a greater number of Registrable Securities), then, unless otherwise directed in writing by a Holder as to its Registrable Securities, the amount of Registrable Securities to be registered on such Registration Statement will be reduced pro rata among the Holders based on the total number of unregistered Registrable Securities held by such Holders.

3.        Registration Procedures; Removal of Legends.

(a)        Whenever any Registrable Securities are registered pursuant to a Shelf Registration or the Holder has requested a Demand Registration pursuant to Section 2 of this Agreement, the Company shall use best efforts to effect the registration and the sale of such Registrable Securities in accordance with the Holder’s intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(i)        respond to written comments received from the Securities and Exchange Commission upon a review of any Registration Statement in a timely manner;

(ii)        promptly notify each Holder of the effectiveness of the Registration Statement filed hereunder; by 9:30 a.m. (New York time) on the second Business Day following such effectiveness, and prepare and file with the Securities and Exchange Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith, and otherwise take such actions, as may be necessary to keep the Registration Statement effective until the earlier of (A) the Shelf Registration Period, and (B) the date on which all of such Registrable Securities have been disposed of by each Holder, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the Registration Statement;

(iii)        promptly furnish to each Holder such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including the preliminary prospectus) and such other documents as the Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by each Holder;

(iv)        if applicable, use best efforts to register or qualify the shares covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable each Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(v)        notify each Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, as expeditiously as possible following the happening of such event, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(vi)        without limiting any obligations of the Company under the Purchase Agreement, use its best efforts to (x) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (y) if such listing is not then permitted, or no similar securities issued by the Company are then so listed, secure a designation and quotation of all of the Registrable Securities covered by the Registration Statement on the OTC Bulletin Board;

(vii)        provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Registration Statement;

(viii)        enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

(ix)        (A) authorize the removal of any legend indicating that such Shares have not been registered under the Securities Act and any other legend not required by applicable law from such Shares and (B) cause its transfer agent to issue such Shares without such legends to the holders thereof by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”) upon surrender of any stock certificates evidencing such Shares;

(x)        make available for inspection by any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the Registration Statement;

(xi)        otherwise use best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and which requirement will be deemed satisfied if the Company timely files complete and accurate information on Forms 10-Q and 10-K and Current Reports on Form 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(xii)    in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in the Registration Statement for sale in any jurisdiction, the Company shall promptly notify each Holder and use best efforts promptly to obtain the withdrawal of such order;

(xiii)    use best efforts to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Securities;

(xiv)    permit any Holder who, in the reasonable judgment of the Company upon the advice of counsel, might be deemed to be an underwriter or controlling person of the Company, and, if applicable, any underwriter, a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least ten percent (10%) of the securities covered by such Registration Statement); and

(xv)    cooperate with each Holder and any broker or dealer through which any such Holder proposes to sell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by such Holder.

(b)        With respect to any Shares for which restrictive legends are removed pursuant to Section 3(a)(ix), the holder thereof agrees to only sell such Shares when and as permitted by the effective Registration Statement covering such resale and in accordance with applicable securities laws and regulations. Any fees (with respect to the Company’s transfer agent, counsel or otherwise) associated with the removal of such legend(s) shall be borne by the Company.

(c)        The Stockholder may request that the Company remove, and the Company agrees to authorize the removal of any legend from the Shares (i) following any sale of the Shares pursuant to Rule 144, or (ii) if such Shares are eligible for sale under Rule 144 following the expiration of the one-year holding requirement under subparagraphs (b)(1)(i) and (d) thereof. Following the time a legend is no longer required for the Shares under this Section 3(c), the Company will, no later than three (3) Business Days following the delivery by the Stockholder to the Company or the Company’s transfer agent of a legended certificate representing such securities, (A) deliver or cause to be delivered to the Stockholder a certificate representing such securities that is free from all restrictive and other legends or (B) at the request of the Stockholder, cause its transfer agent to issue such Shares without such legends to the holders thereof by electronic delivery at the applicable balance account at the DTC. Certificates for the Shares subject to legend removal hereunder may be transmitted by the Company’s transfer agent to the Stockholder by crediting the account of the Stockholder’s prime broker with DTC as directed by the Stockholder.

(d)        If the Company fails for any reason or for no reason to issue to the Stockholder unlegended certificates within three (3) Business Days after receipt of all documents necessary for the removal of the legend pursuant to Section 3(a)(ix) or Section 3(c), as applicable, (the “Deadline Date”), then, in addition to all other remedies available to the Stockholder, if on or after the Business Day immediately following such three (3) Business Day period, the Stockholder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of shares of Common Stock that the Stockholder anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within two (2) Business Days after the Stockholder’s request and in the Stockholder’s sole discretion, either (i) pay cash to the Stockholder in an amount equal to the Stockholder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Stockholder a certificate or certificates representing such shares of Common Stock and pay cash to the Stockholder in an amount equal to the excess (if any) of the Buy-In Price over the product of (a) such number of shares of Common Stock, times (b) the closing bid price of the Common Stock as reported on NASDAQ Capital Market on the Deadline Date.

(e)        Each Holder that requested that any Registrable Securities be registered pursuant to this Agreement shall deliver to the Company such requisite information with respect to itself and its Registrable Securities as the Company may reasonably request for inclusion in the Registration Statement (and the prospectus included therein) as is necessary to comply with all applicable rules and regulations of the Securities and Exchange Commission, and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement furnished by or regarding the Holder or its plan of distribution.

(f)        The Holders shall not effect sales of the shares covered by the Registration Statement (i) prior to the withdrawal of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the registration or qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction where such shares had previously been registered or qualified or (ii) after receipt of facsimile or other written notice from the Company instructing such Holders to suspend sales to permit the Company to correct or update the Registration Statement or prospectus until such Holder receives copies of a supplemented or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any required post-effective amendment has become effective. Such Holder agrees that it will immediately discontinue offers and sales of Registrable Securities under the Registration Statement until such Holder receives copies of a supplemented or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective.

(g)        Notwithstanding anything herein to the contrary, the Company shall have the right to suspend the use of a Registration Statement for a period of not greater than forty-five (45) consecutive days and for not more than ninety (90) days in any twelve (12) month period (“Blackout Period”), if, in the good faith opinion of the Board of Directors of the Company, after consultation with counsel, material, nonpublic information exists, including without limitation the proposed acquisition or divestiture of assets by the Company, a strategic alliance or a financing transaction involving the Company or the existence of pending material corporate developments, the public disclosure of which would be necessary to cause the Registration Statement to be materially true and to contain no material misstatements or omissions, and in each such case, where, in the good faith opinion of the Board of Directors, such disclosure would be reasonably likely to have a Material Adverse Effect (as defined in the Securities Purchase Agreement) on the Company or on the proposed transaction. The Company must give the Holders notice promptly upon knowledge that a Blackout Period (without indicating the nature of such Blackout Period) may occur and prompt written notice if a Blackout Period will occur and such notices must be acknowledged in writing by the Investors. Upon the conclusion of a Blackout Period the Company shall provide the Holder written notice that the Registration Statement is again available for use.

4.        Registration Expenses. All expenses (other than Selling Expenses) incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and independent certified public accountants, underwriters (excluding fees, discounts and commissions) and other persons retained by the Company(all such expenses being herein called “Registration Expenses”), shall be borne by the Company. The Company shall not be liable for any Selling Expenses. As used herein, the term “Selling Expenses” shall mean, collectively, any selling commissions, discounts or brokerage fees. Selling Expenses shall be borne by the respective seller thereof, in proportion to the respective number of shares of Registrable Securities sold by each of them. For the avoidance of doubt, all fees and disbursements of counsel for any Holder shall be borne by the Holders.

5.        Holder’s Obligations. Each Holder covenants and agrees that, in the event the Company informs such Holder in writing that it does not satisfy the conditions specified in Rule 172 and, as a result thereof, such seller is required to deliver a prospectus in connection with any disposition of Registrable Securities, it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement, and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement. Each Holder has furnished to the Company all information required to be disclosed under Item 507 of Regulation S-K under the Securities Act.

6.        Liquidated Damages. The Company further agrees that, in the event that (i) a Registration Statement has not been filed with the Securities and Exchange Commission on or prior to the Filing Date, (ii) the Registration Statement has not been declared effective by the Securities and Exchange Commission by the Effectiveness Date, or (iii) after the Registration Statement is declared effective by the SEC, it is suspended by the Company or ceases to remain continuously effective as to all Registrable Securities for which it is required to be effective, other than, in each case, within the time period(s) permitted by Section 3(g) (each such event referred to in clauses (i), (ii) and (iii), a “Registration Default”), for all or part of any thirty-day period (a “Penalty Period”) during which the Registration Default remains uncured (which initial thirty-day period shall commence on the second Business Day after the date of the Registration Default if the Registration Default has not been cured by such date), the Company shall pay to each Holder 1% of such Holder’s aggregate Purchase Price of its, his or her Shares, that remain Registrable Securities for which the Registration Statement is required to be effective and for which there is not otherwise an effective Registration Statement at such time, for each Penalty Period during which the Registration Default remains uncured; provided, however, that if a Holder fails to provide the Company with any information requested by the Company that is required to be provided in the Registration Statement with respect to such Holder as set forth herein, then the commencement of the Penalty Period described above with respect to such Holder shall be extended until two (2) Business Days following the date of receipt by the Company of such required information from such Holder; and provided, further, that in no event shall the Company be required hereunder to pay to any Holder pursuant to this Agreement more than 1% of such Holder’s aggregate Purchase Price of all of its, his or her Securities for which a Registration Statement is required to be effective in any Penalty Period and in no event shall the Company be required hereunder to pay to any Holder pursuant to this Agreement an aggregate amount that exceeds 10% of the aggregate Purchase Price paid by such Holder for such Holder’s Shares. For purposes of clarification, and solely for purposes of calculating the liquidated damages pursuant to this Section 6, each Holder’s “Purchase Price” for each Share shall be deemed to be the $10 per share (as adjusted for any subsequent stock split, stock dividend or similar event effected with respect to the Shares). The Company shall deliver said cash payment to the Holder by the fifth Business Day after the end of such Penalty Period. If the Company fails to pay said cash payment to any Holder in full by the fifth Business Day after the end of such Penalty Period, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law, and calculated on the basis of a year consisting of 360 days) to such Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. Notwithstanding the foregoing, in the event a Registration Default occurs pursuant to clause (iii) hereof, the liquidated damages referred to above for any Penalty Period shall be reduced to equal the percentage determined by multiplying 1% by a fraction, the numerator of which shall be the number of Registrable Securities covered by the Registration Statement that is suspended by the Company or ceases to remain continuously effective as to all Registrable Securities for which it is required to be effective which are still Registrable Securities at such time and for which there is not otherwise an effective Registration Statement at such time and the denominator of which shall be the number of Registrable Securities at such time. Notwithstanding the foregoing, nothing shall preclude any Holder from pursuing or obtaining any available remedies at law, specific performance or other equitable relief with respect to this Section 6 in accordance with applicable law.

7.        Indemnification.

(a)        The Company shall indemnify, to the extent permitted by applicable law, each Holder, its officers, directors, partners, managers, members, investment managers, employees, agents and representatives, and each Person who controls each Holder (within the meaning of Section 15 the Securities Act and Section 20 of the Exchange Act) against all losses, claims, damages, liabilities and expenses (including reasonable legal expenses) arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in (or incorporated by reference therein) any Registration Statement, free writing prospectus, prospectus or preliminary prospectus, filing under any state securities (or blue sky) law or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement, or (iii) any breach or violation of this Agreement; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent that (A) such claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in (or incorporated by reference therein) any Registration Statement, free writing prospectus, prospectus or preliminary prospectus, filing under any state securities (or blue sky) law or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact in reliance upon and in conformity with information furnished to the Company by or on behalf of such Holder or its representatives by or on behalf of such Holder expressly for use therein, or (B) such claim is related to the use by a Holder or underwriter, if any, of an outdated or defective prospectus after such party has received written notice from the Company that such prospectus is outdated or defective.

(b)        Each Holder shall, severally and not jointly, to the extent permitted by applicable law, indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, against any losses, claims, damages, liabilities and expenses (including reasonable legal expenses) arising out of or based upon any untrue or alleged untrue statement of material fact contained in (or incorporated by reference therein) the Registration Statement, free writing prospectus, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements herein not misleading, but only to the extent that such untrue statement or omission was made in reliance upon and in conformity with any information furnished in writing to the Company by such Holder or its representatives by or on behalf of such Holder expressly for use therein; provided that each Holder shall be liable under this Section 7(b) of this Agreement (and otherwise) for only up to the amount of net amount of proceeds actually received by each Holder as a result of the sale of Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation.

(c)        Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless, in the Company’s reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. After written notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim, the indemnifying party shall not be subject to any liability for any settlement subsequently made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of the Company, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which case the indemnifying party shall be liable for the fees and expenses of one additional firm of attorneys with respect to the indemnified parties. The indemnifying party shall keep the indemnified party reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect to such claim. No indemnifying party shall, without the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a full release from all liability with respect to such claim.

(d)        The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, partner, manager, member, investment manager, employee, agent, representative or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the indemnified party against the indemnifying party or others, and (ii) any liabilities to which the indemnifying party may be subject pursuant to the law.

(e)        If the indemnification provided for in this Section 7 of this Agreement is unavailable to or is insufficient to hold harmless an indemnified party under the provisions above in respect to any losses, claims, damages or liabilities referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation, and (ii) contribution by each Holder shall be limited in amount to the net amount of proceeds actually received by such Holder from the sale of such Registrable Securities pursuant to the applicable Registration Statement, less the amount of any damages that such Holder has otherwise been required to pay in connection with such sale.

8.        Reports under the Exchange Act. With a view to making available to the each Holder the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Securities and Exchange Commission that may at any time permit a Holder to sell securities of the Company to the public without registration (“Rule 144”), at all times during which there are Registrable Securities outstanding that have not been previously (i) sold to or through a broker or dealer or underwriter in a public distribution or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof, in the case of either clause (i) or clause (ii) in such a manner that, upon the consummation of such sale, all transfer restrictions and restrictive legends with respect to such shares are removed upon the consummation of such sale, the Company agrees to use its best efforts to:

(a)        make and keep public information available, as those terms are understood and defined in Rule 144;

(b)        file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Exchange Act, so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c)        furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144 and the Exchange Act.

9.        Preservation of Rights. Without the prior written consent of a Majority-in-Interest, the Company shall not, on or after the date of this Agreement, (i) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder, or (ii) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that is inconsistent with or violates or subordinates the rights expressly granted to each Holder in this Agreement, such as (A) affecting the ability of each Holder to include the Registrable Securities in a registration undertaken pursuant to this Agreement, or (B) affecting the marketability of such Registrable Securities in any such registration (including effecting a stock split or a combination of shares). In the event any holder of Common Stock, or securities convertible into Common Stock, shall be granted Piggyback Registration Rights, the Holder will have the right to exercise the same Piggyback Registration Rights on a pro rata basis.

10.        Definitions.

“Affiliate” means (i) any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such other Person, (ii) any executive officer or general partner of such other Person and (iii) any legal entity for which such Person acts as executive officer or general partner, and “control” for these purposes means the direct or indirect power to direct or cause the direction of the management and policies of another Person, whether by operation of law or regulation, through ownership of securities, as trustee or executor or in any other manner.

“Business Day” means any day on which the principal offices of the Securities and Exchange Commission in Washington, DC are open to accept filings.

“Commission Guidance” means (i) any publicly available written guidance or rule of general applicability of the Securities and Exchange Commission staff or (ii) written comments, requirements or requests of the Securities and Exchange Commission staff to the Company in connection with the review of a Registration Statement.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company, and includes all securities of the Company issued or issuable with respect to such securities by way of a stock split, stock dividend, or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, or other corporate reorganization.

“Demand Registration” means a Shelf Registration or a Long-Form Registration.

“Effectiveness Date” means, with respect to the Registration Statement required to be filed under Section 1(a), the earlier of (a) the 90th calendar day following the date of filing of the Registration Statement and (b) five (5) Business Days following the date the Commission informs the Company that it (i) will not review the Registration Statement or (ii) has no further comments; provided, however, that, if the Company receives written comments from the Commission relating to the filed Registration Statement (including any exhibits thereto or reports incorporated by reference therein), then the Effectiveness Date shall be the earlier of (x) the 120th calendar day following the date of filing of the Registration Statement and (y) five (5) Business Days following the date the Commission informs the Company that it (i) will not review the Registration Statement or (ii) has no further comments; provided, further, however, that if the Effectiveness Date falls on a day that is not a Business Day, then the Effectiveness Date shall be extended to the next Business Day.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Filing Date” means, with respect to the Registration Statement required to be filed under Section 1(a), a date which is nine (9) months following the date hereof.

“FINRA” means the Financial Industry Regulatory Authority, and any agency or authority succeeding to the functions thereof.

“Holder” means (i) the Stockholder in its capacity as a holder of record of Registrable Securities, (ii) any Affiliate of the Stockholder that is a direct or indirect transferee of Registrable Securities from the Stockholder or any subsequent Holder and (iii) any direct or indirect transferee of Registrable Securities from the Stockholder or any subsequent Holder.

“Majority-in-Interest” means Holders of more than fifty percent (50%) of the Registrable Securities.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

“Piggyback Registration Right” means the right of a holder of any class of securities of the Company to register the resale of such securities pursuant to a registration initiated by the Company other than upon the demand of such holder.

“Registrable Securities” means the Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise, in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a Registration Statement covering such securities has been declared effective by the Securities and Exchange Commission and such securities have been disposed of pursuant to such effective Registration Statement, (B) such securities are otherwise transferred and such securities may be resold without limitation or subsequent registration under the Securities Act, or (C) such securities shall have ceased to be outstanding.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments, and supplements to the Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in the Registration Statement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Securities and Exchange Commission” means the United States Securities and Exchange Commission, and any governmental body or agency succeeding to the functions thereof.

11.        Miscellaneous.

(a)        Remedies. Each Party shall be entitled to enforce its rights under any provision of this Agreement specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by applicable law. The Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Party may, in its sole discretion, apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(b)        Termination. All rights and obligations of the Company hereunder other than pursuant to Sections 5 and 6 hereof shall terminate on the date on the earlier of (i) the date on which all Registrable Securities may be sold without restriction pursuant to Rule 144 including, without limitation, volume limitations and other restrictions of Rule 144 and (ii) the date on which no Registrable Securities are outstanding.

(c)        Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only upon the prior written consent of the Company, a Majority-in-Interest and any Holder that would be materially and disproportionately affected by such an amendment or waiver. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(d)        Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the Holders hereunder may be freely assigned or delegated by such Holder in conjunction with and to the extent of any transfer of Registrable Securities. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the Parties and their respective permitted successors and assigns; provided, however, that no such transfer or assignment shall be binding upon or obligate the Company to any such assignee, and no such assignee shall be deemed a Holder hereunder, unless and until the Company shall have received written notice of such transfer or assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Section 6 and this Section 11(d).

(e)        Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(f)        Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each Party to this Agreement and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Signatures delivered by electronic methods shall have the same effect as signatures delivered in person.

(g)        Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(h)        Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of New York applicable to parties residing in New York, without regard applicable principles of conflicts of law. Each Party irrevocably consents to the exclusive jurisdiction of any court located within New York County, New York, in connection with any matter based upon or arising out of this Agreement or the matters contemplated hereby and it agrees that process may be served upon it in any manner authorized by the laws of the State of New York for such Persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(h).

(i)        Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (i) upon receipt if delivered personally; (ii) three (3) Business Days after being mailed by registered or certified mail, postage prepaid, return receipt requested; (iii) one (1) Business Day after it is sent by commercial overnight courier service; or (iv) upon transmission if sent via facsimile or electronic mail with confirmation of receipt to the Parties to this Agreement at the addresses set forth in the Purchase Agreement (or at such other address for a Party as shall be specified upon like notice).

(j)        Rules of Construction. The Parties agree that they have each been represented by counsel during the negotiation, preparation and execution of this Agreement (or, if executed following the date hereof by counterpart, have been provided with an opportunity to review the Agreement with counsel) and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(k)        Interpretation. This Agreement shall be construed in accordance with the following rules: (i) the terms defined in this Agreement include the plural as well as the singular; (ii) all references in the Agreement to designated “Sections” and other subdivisions are to the designated sections and other subdivisions of the body of this Agreement; (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; and (v) the words “includes” and “including” are not limiting.

[Remainder of page intentionally left blank. Signature Pages Follow.]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

COMPANY:

Ignyta, Inc.

By:	/s/ Jonathan E. Lim, M.D.
Name:	Jonathan E. Lim, M.D.
Title:	President and Chief Executive
Officer

STOCKHOLDER:

Cephalon, Inc.

By:	/s/ Deborah Griffin
Name:
Title:

By:	/s/ Ivana Liebisch
Name:
Title:

Registration Rights Agreement